Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 22, 2012, is made between Lime Energy Co., a Delaware corporation (“Debtor”), and Richard P. Kiphart, as collateral agent for the Purchasers (in such capacity, “Secured Party”).

RECITALS

A.            Debtor is a party to that certain Convertible Note and Warrant Purchase Agreement, dated as of October 22, 2012 (the “Purchase Agreement”), by and among Debtor and the purchasers listed on Schedule 2.2 attached thereto (the “Purchasers”), relating to the issue and sale of 2012 Secured Convertible Pay-in-Kind Notes (collectively, the “Notes”) and warrants (collectively, the “Warrants”) to purchase Common Stock of Debtor.

B.            The Notes issued under the Purchase Agreement are to be secured by certain collateral of Debtor as hereinafter provided.

C.            Secured Party is acting as collateral agent for the Purchasers pursuant to that certain [Collateral Agency Agreement], dated as of even date herewith, by and among the parties listed on the signature pages thereto and Secured Party, providing, among other things, for: (i) the appointment, duties and responsibilities of Secured Party as collateral agent, (ii) the respective rights and interests of the parties in and to the collateral identified therein, and (iii) the administration of the collateral identified therein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.

(a)           Capitalized Terms. As used herein, the capitalized terms shall have the following meanings:

“Agreement” means this Security Agreement as the same may be amended.

“Collateral” means all right, title and interest of Debtor in and to:  all personal property of every kind and nature including, without limitation, all goods (including, without limitation, inventory, equipment and any accessions thereto), instruments (including, without limitation, promissory notes), general intangibles, documents, accounts (including, without limitation, accounts receivable), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, all other contract rights or rights to the payment of money, insurance claims, and all products and proceeds thereof.

1

“Event of Default” means any one of the following: (i) the failure of the Debtor to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Note, the Purchase Agreement or this Agreement, which failure continues after five (5) days’ notice to Debtor from Secured Party, or (ii) the failure in any material respect of any representation or warranty of Debtor in the Note, the Purchase Agreement or the Agreement to be true and correct when made.

“Obligations” means all of the indebtedness, obligations and liabilities of Debtor to Secured Party, as collateral agent, or the Purchasers due or to become due, now existing or hereafter arising under or in respect of the Note, the Purchase Agreement and/or this Agreement, as any of the foregoing may be amended.

“State” means the State of Delaware.

“UCC” means the Uniform Commercial Code as in effect in the State of Delaware from time to time.

(b)           Incorporation of UCC Terms. Except as specifically defined in this Agreement, all words, terms and/or phrases used in this Agreement shall be defined by the applicable definition ascribed thereto in Article 9 of the UCC, which definitions are incorporated herein by reference as if fully set forth herein, including: “Accounts”, “Documents”, “Equipment”, “General Intangibles”, “Goods”, “Instruments”, “Inventory” and “Proceeds”. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term shall have the meaning ascribed to such term in Article 9.

2.             Grant of Security Interest.

(a)           Security Interest. Debtor hereby grants to Secured Party, as collateral agent, for itself and for the ratable benefit of the Purchasers, to secure the payment and performance in full of all of the Obligations, a first priority perfected security interest in and so pledges and assigns to Secured Party, as collateral agent, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products, subject to Section 2(b) below.  The interest of any Purchaser in the Collateral shall be on a parity with the interests of all other Purchasers, and the interest of each Purchaser in the Collateral shall be ratable in the proportion that the aggregate indebtedness then outstanding and unpaid under the Note(s) held by such Purchaser bears to the aggregate indebtedness then outstanding and unpaid under the Notes held by all Purchasers (except to the extent the Purchasers agree to any other ratable interest therein).  Any Purchaser holding any instruments, certificated Collateral or other Collateral hereunder shall do so as agent for the Secured Party and for the ratable benefit of all Purchasers.

(b)           Notwithstanding anything to the contrary herein, the security interest of Secured Party shall rank junior in priority, and shall otherwise be subordinate in all rights, to all Senior Debt including, without limitation, any and all rights of payment and performance of Senior Debt, and any and all rights of the holders of Senior Debt. For purposes of this Agreement, the term “Senior Debt”  means the following: (i) any and all commercial loans or other credit facilities that are or will be secured by all or substantially all of the assets of the Company and that shall have been approved by the Company’s Board of Directors as senior in rank to the Notes and the

Other Notes, and (ii) any and all obligations to the issuers of surety bonds and performance bonds for which the Company or any of its Subsidiaries is the principal obligor.

3.             Continuing Security Interest. This Agreement creates a continuing perfected security interest in and lien upon the Collateral and shall: (a) remain in full force and effect until all Obligations have been paid in full or otherwise discharged; (b) be binding upon Debtor and its successors, permitted transferees and permitted assigns; and (c) inure to the benefit of Secured Party and the Purchasers and their respective successors, transferees and assigns. Upon the payment in full of all Obligations, or at such time as all Notes are converted to Common Stock of Debtor, pursuant to their terms, such that there is no outstanding principal or accrued but unpaid interest thereunder, the security interest and lien granted hereunder shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Secured Party will execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

4.             Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto, and continuation statements with respect thereto,  that (a) indicate the Collateral, including that the Collateral constitutes all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, and (b) provide any other information required by part 5 of Article 9 of the UCC, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment.  Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.  Debtor also ratifies its authorization for Secured Party to have filed in any jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

5.             Other Actions. In order to further the attachment, perfection and priority of, and the ability of Secured Party to enforce, the security interest in the Collateral, and without limitation on Debtor’s other obligations in this Agreement, Debtor agrees at the request and option of Secured Party, to take any and all other actions Secured Party may determine to be reasonably necessary or useful for the attachment, perfection and priority of, and the ability of Secured Party to enforce, its security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing Secured Party to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce its security interest in such Collateral, including without limitation any currently owned or hereafter acquired automobiles, trucks and other motor vehicles, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce its security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Secured Party and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by Secured Party to be applicable in any relevant jurisdiction, including any foreign jurisdiction.  Debtor further covenants with Secured Party as follows: (a) the Collateral shall be kept at those locations listed on the Perfection Certificate (as hereinafter defined) and, except in the ordinary course of business, Debtor will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to Secured Party, (b) except for the security interest herein granted, Debtor shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party, (c) Debtor shall permit Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, and (d) Debtor shall not sell or otherwise dispose, or offer to sell or otherwise dispose, of Collateral or any interest therein, except for sales of inventory in the ordinary course of business and except for customary upgrades or the replacement of Collateral as Debtor determines is appropriate in the ordinary course of business, in each case without the prior written consent of the Secured Party.

6.             Representations and Warranties Concerning Debtor’s Legal Status.  With regard to the Perfection Certificate attached hereto as Exhibit A (the “Perfection Certificate”), Debtor represents and warrants to Secured Party as follows: (a) Debtor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth Debtor’s organizational identification number or accurately states that Debtor has none, (d) the Perfection Certificate accurately sets forth Debtor’s place of business or, if more than one, its chief executive office, as well as Debtor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete, and (f) that there has been no change in any information provided in the Perfection Certificate.  Debtor further represents and warrants to the Secured Party that this Agreement is the legal, valid and binding obligation of Debtor.

7.             Collateral Protection Expenses; Preservation of Collateral

7.1           Expenses Incurred by Secured Party.  In Secured Party’s reasonable discretion, if Debtor fails to do so, except in connection with a good faith dispute over taxes owed, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums.  Debtor agrees to reimburse Secured Party on demand for all expenditures so made.  Secured Party shall not have any obligation to Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

7.2           Debtor Remains Liable; Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder.  Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times.  The exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its respective duties or obligations under any such agreements. Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

8.             Securities and Deposits.  Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Secured Party may, following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from Secured Party to Debtor may at any time be applied to or set off against any of the Obligations then due and owing.

9.             Notification to Account Debtors and Other Persons Obligated on Collateral.  If an Event of Default shall have occurred and be continuing, Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party, and Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon Debtor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Debtor as trustee for Secured Party without commingling the same with other funds of Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments.  Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

10.           Rights and Remedies.  If an Event of Default shall have occurred and be continuing, Secured Party, without any other notice to or demand upon Debtor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  Secured Party may in its discretion require Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Debtor’s principal office(s) or at such other locations as Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Debtor at least ten (10) business days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  Debtor hereby acknowledges that ten (10) business days’ prior written notice of such sale or sales shall be reasonable notice.  In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.  In taking any action under this Section 10 or otherwise taking action as collateral agent on behalf of Purchasers and exercising such powers and performing such duties under this Agreement as are granted to Secured Party hereunder, Secured Party shall act in each case in accordance with the instructions of the Purchasers holding Notes constituting a majority of the aggregate outstanding indebtedness under all of the Notes.

11.           Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (c) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (e) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (h) to dispose of assets in wholesale rather than retail markets, (i) to disclaim disposition warranties, (j) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (k) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 11 is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 11.  Without limitation upon the foregoing, nothing contained in this Section 11 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.

12.           No Waiver by Secured Party, Etc.  Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

13.           Marshalling.  Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such Collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement, the Notes, the Purchase Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

14.           Proceeds of Dispositions; Expenses.  Debtor shall pay to Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Party may determine, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a) (1) (C) or 9-615(a) (3) of the UCC, any excess shall be returned to Debtor.  In the absence of final payment and satisfaction in full of all of the Obligations, and Debtor shall remain liable for any deficiency.

15.           Governing Law.  This Agreement is shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of law provisions.

16.           Secured Party Reliance.  Debtor (i) certifies that neither Secured Party nor any of its representatives, agents or attorneys has represented, expressly or otherwise, that Secured Party would not, in the event of litigation, seek to enforce any waivers contained in this

Agreement, and (ii) acknowledges that, in entering into this Agreement, Secured Party is relying upon, among other things, the waivers and certifications contained in this Agreement as a material inducement to enter into this Agreement and such waivers and certificates are knowing and voluntary.

17.           Miscellaneous.

(a)           The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

(b)           This Agreement and all rights and obligations hereunder shall be binding upon Debtor and its respective successors and assigns, and shall inure to the benefit of Secured Party and the Purchasers and their heirs, representatives and assigns, provided that Debtor shall not assign this Agreement or any rights hereunder or delegate any obligations hereunder without the prior written consent of Secured Party.

(c)           If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  Debtor acknowledges receipt of a copy of this Agreement.  When used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the words “including without limitation.”

(d)           Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (i) when hand delivered to the other party, (ii) when received by facsimile at the address and number for such party set forth on the signature page hereto, or (iii) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature page below, with next business day delivery guaranteed.  A party may change or supplement its addresses for the purposes of receiving notice pursuant to this subsection (d) by giving the other parties written notice of the new address in the manner set forth above.

(e)           This Agreement may be modified or amended only by a written agreement signed by Debtor and Secured Party.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, intending to be legally bound, Debtor has caused this Security Agreement to be duly executed as of the date first above written.

DEBTOR:

Lime Energy Co.,
a Delaware corporation

By:	/s/ Jeffrey Mistarz
Its:	Chief Financial Officer

Accepted by Secured Party, as collateral agent:

/s/ Richard P. Kiphart

EXHIBIT A

PERFECTION CERTIFICATE

1.             Name.  The exact legal name of Debtor as that name appears on its Certificate of Incorporation is as follows:

Lime Energy Co.

2.             Other Identifying Factors.

(a)           The following is the mailing address of Debtor:

16810 Kenton Drive, Suite 240

Huntersville, NC 28078

(b)           Debtor’s principal place of business is located at the above mailing address. Debtor also maintains inventory at the following address:

(c)           The following is the type of organization of Debtor:

Corporation

(d)           The following is the jurisdiction of Debtor’s organization:

Delaware

(e)           The following is Debtor’s state issued organizational identification number:

2895438

3.             Other Names, Etc.

(a)           The following is a list of all other names (including trade names or similar appellations) used by Debtor, or any other business or organization to which Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years, and any subsidiaries of Debtor:

Subsidiary Companies:

ADVB Acquisition Corp.

GES-Port Charlotte, LLC

Landmark Electrical and Mechanical Services, LLC

Landmark Services Company of California, LLC

Landmark Services Company of Florida, LLC

Landmark Services Company, LLC

LEAD I Waikoloa Village, LLC

Lime Energy Asset Development, LLC

Lime Energy Services Co.

Lime Finance Inc.

4.             Other Current Locations.

Location:	Address:
Corporate Headquarters	16810 Kenton Drive, Suite 240, Huntersville, NC 28078
California (Glendora)	2247 Lindsay Way, Glendora, CA 91740
California (Northridge)	9221 Corbin Ave, Suite 130, Northridge, CA 91324
Hawaii	99-1295 Waiua Pl Suite 2D, Aiea, HI 96701
Massachusetts (Lee)	130 Quarry Hill Road, Lee, MA 01238
New Jersey	3 Convery Boulevard, Suite 600, Woodbridge, NJ 07095
New York (Buffalo)	190 Lawrence Bell Dr. Suite 104, Buffalo, NY 14221
New York (Long Island)	700 Broadhollow Rd., Farmingdale, NY 11735
New York (NYC)	129 West 27th Street, 11th Floor, New York, NY 10001
North Carolina (Greensboro)	16-A Oak Branch Drive, Greensboro, NC 27407
North Carolina (Locust)	P.O. Box 610, Locust, NC 28097
Pennsylvania (Bethlehem)	5 Highland Ave., Suite A, Bethlehem, PA 18017
Pennsylvania (Philadelphia)	40 W. Evergreen Avenue, Suite 110, Philadelphia, PA 19118
Texas (Austin)	Cameron Business Park 2 9701 Dessau Road, Suite 204, Austin, TX 78754

(a)          There are no locations in the United States of America other than those set forth above in which Debtor maintains or during the past four months has maintained any books or records relating to any of the Collateral consisting of, among other Collateral, accounts, instruments, chattel paper, general intangibles or mobile goods.

(b)           There are no places of business of Debtor now or during the prior four months in the United States of America other than those set forth above.

(c)           There are no locations in the United States of America where any of the Collateral consisting of inventory or equipment is located, or was located during the past twelve (12) months other than those set forth above.